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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 29th day of December, 1999 and between Vicom, Incorporated ("Employer") and David Ekman
("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ in the capacity and on the terms and conditions hereinafter set forth, and Employee has agreed to accept such employment;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

     1.    EMPLOYMENT RELATIONSHIP.  Employer hereby employs
           Employee as an officer of Employer. Employee accepts such employment and agrees to perform such duties as may be reasonably requested by Employer, as directed by Employer. Employee's job description is set forth in Exhibit A attached hereto and incorporated herein.

     2. TERMS OF EMPLOYMENT. Subject to the provisions for termination hereinafter set forth the term of this Agreement and the performance of Employee's services shall be (3) years commencing January 1, 2000 unless earlier terminated as provided in Paragraph 8 hereof.

     3. COMPENSATION AND FRINGE BENEFITS. For all services rendered by Employee to Employer in any capacity, Employee shall be compensated in accordance with the terms set forth in this section and in Exhibit B which is attached hereto and made a part hereof. Employee shall be entitled to participate in and to be covered by a profit-sharing, pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan effective with respect to employees of Employer only to the extent he/she shall be eligible and qualify under the terms of such plans.

     4. INDEMNIFICATION. As a further consideration of accepting employment with Employer, Employer agrees to indemnify Employee in the manner and to the full extent permitted or authorized by the By-Laws of Employer.

     5. AUTHORIZED EXPENSES. Employee shall incur out-of-pocket expenses in connection with the business of the Employer only when authorized by the CEO or other executive officer of Employer. When Employee is authorized to incur such expenses, the Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, of an itemized account of such expenditures. All expenses to be incurred which exceed $2,500.00 require verbal or written preapproval by the CEO or another executive officer. Employee agrees to re-pay or reimburse the Employer, on demand, for any expenses which are disallowed as a deduction for Federal or State income tax purposes. In addition,

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           Employer shall reimburse the Employee for Employee's travel expenses, where such travel is authorized or required by Employer.

     6. CONFIDENTIAL NATURE OF EMPLOYER'S BUSINESS-NON-DISCLOSURE. Employee acknowledges that he may receive or contribute to the production of Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall be mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which the undersigned develop or of which the undersigned may obtain knowledge or access throughout as a result to the undersigned's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential information includes, but is not limited to, the following types of information and other forms of information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development diagrams, flow charts, research, development, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related of customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer.

INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION. Employee further agrees:

     A. To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all persons which Employee known has dealt with, are dealing with or propose to deal with Employer, including present, former and potential customers and other contacts gained while in the employ of Employer, whether or not on possession or within the knowledge of Employer. Such information may be disclosed by periodic reports to Employer during employment

     B. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any confidential Information shall belong exclusively to Employer and Employee agrees to turn over all copies of such material in Employees' control to Employer upon request or upon termination of Employee's employment with Employer.


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     C.    That during his employment by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of the undersigned's work for Employer.

     D. That inventions or ideas in whole or in part conceived of or made by Employee during or after the term of his/her employment or relationship with employer which are made through the use of Employer's equipment, facilities, trade secret or time, or which result from any work performed by Employee for Employer, shall belong exclusively to Employer and be deemed a part of the Confidential Information for purposes of this agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise.

           Employee shall acknowledge and deliver to Employer without charge to Employer, (but at its expense) such written instruments and to do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary on the opinion of Employer to obtain patents or copyrights or to otherwise protect or vest entire right and title in and to confidential in Employer.

     E. That he has been given a copy of and has reviewed chapter 325C of Minnesota status, known as the MINNESOTA UNIFORM TRADE SECRETS ACT (the "Act") and acknowledges that violation of the act or of his/her agreements, covenants and representations contained in this Agreement may give rise of a cause of action of favor of Vicom against him/her for general and special damages.

     7. VACATIONS. Employee shall be entitled each year to a vacation as stated on Exhibit B.

     8. TERMINATION OF EMPLOYMENT. Upon forty five (45) days written notice to Employee, Employer may terminate this Agreement and any benefits provided for Employee hereunder immediately upon service of written notice on Employee as follows: (i) if Employee takes employment, in competition with Employer or in violation of this Agreement, or,
           (ii) is guilty of an act or acts of misconduct, dishonesty, or disloyalty against Employer.

     9. DEATH OR DISABILITY DURING EMPLOYMENT. If Employee dies or becomes disabled during the term of his/her employment, Employer shall pay the estate of Employee compensation which would otherwise be payable to Employee up to the end of the month in which his/her death occurs.

     10. COVENANT NOT TO COMPETE. For a period of one (1) year from the date of termination of his employment with Employer, for any reason whatsoever, Employee will not, directly or indirectly on his own behalf or as a partner, officer,

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     employee, consultant, agent, shareholder, director or trustee of any person, firm, corporation or other entity, engage or participate in any business which engages or participates engage or participate in any business which engages in the sale, installation or service of telephone or computer products and services, in the State of Minnesota or any other state where the Company may have operating entities, or call upon otherwise solicit any account of Employer, wherever they may be located, or permit his/her name to be used in connection with any such business or solicitation. The parties agree that this non-compete provision does not apply to engaging in the business of Internet service provision or software development.

11. INDEPENDENT COVENANTS. The covenants on the part of employee contained in paragraphs 6 and 10 shall be constructed as Agreement independent of any other provisions in this Agreement; and it is agreed that relief for any claim or case of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall be measured in damages and shall not constitute a defenses to enforcement by Employee of those covenants.

12. INJUNCTIVE RELIEF; ATTORNEYS FEES. In recognition of the irreparable harm that violation of the covenants of Paragraph 6 & 10 would cause Employer, Employee agrees that in addition to any relief afforded by law, an injunction against such violation or violations may be issued against him/her and every other person concerned hereby, it being understood by the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such violation the Employee agrees to pay the reasonable attorney fees incurred by Employer in pursuing any of its rights with respect to such violation, in addition to the actual damages sustained by Employer as a result thereof.

13. NOTICES. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is 9449 Science Center Drive, New Hope, MN 55428. Notices to Employer or Employees shall be sent to such other address as Employer or Employee shall specify in writing to the other.

14.  MISCELLANEOUS.

A. The term "subsidiary" shall mean any corporation partnership or other business entity on which Employer has a significant financial interest, or which Employer directly or indirectly, through one or more intermediaries officers or employees, controls, or is controlled by, or is under common control with.

B. This Agreement is the entire Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing Agreement between the parties hereto relating to the employee's employment. Employer and Employee hereby acknowledge that there are not Agreements or understandings

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     of any nature, oral or written, regarding Employee's employment, apart from this Agreement.

C. No failure on the part of Employer to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer preclude any other or further exercise thereof of the exercise of any other right.

D. It is further agreed and understood by the parties hereto that if any part, term or provisions of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provisions shall govern the rights and obligations of the parties.

E. This contract shall be construed and enforced in accordance with the laws of the State of Minnesota.

F. This agreement is personal in nature and cannot be assigned by Employee. The terms, conditions and covenants contained herein shall be binding upon the heirs and personal representatives of employee, and the successors, assigns of Employer and any subsidiary of Employer.

IN THE WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      VICOM, INCORPORATED


                                      By /s/ James Mandel
                                        -------------------------------------

                                      EMPLOYEE

                                      /s/ David Ekman
                                      ---------------------------------------

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Exhibits to Employment Agreement dated December 28, 1999 between Vicom, Inc.
(Employer) and David Ekman (Employee).

EXHIBIT A: JOB DESCRIPTION

Position: President, Corporate Technologies USA, Inc.
Reports to: James Mandel

Duties: Lead and direct efforts of the company to meet quality, service, revenue and profit goals; provide
                                   strategic planning to managers in order to promote company growth and profitability.

ESSENTIAL DUTIES AND RESPONSIBILITIES:

1. Identify, recommend, establish and execute long range objectives, strategies and organizational plans to support Corporate Technologies' current and future client base. Monitor expenses and revenues for all the departments. Oversee execution to ensure activities fulfill objectives, which meet standards of excellence and advocate sales and service efforts.

2. Supervise, challenge and inspire the management staff to enrich personal growth opportunities and career development at Corporate Technologies. Advocate a professional culture through value reinforcement regarding customer service and quality within the company.

3. Drive the company financial goals. This includes profitability, growth, proper ratios, inventory, cash flow, etc.

4. Lead and direct, along with the Management Team the strategic positioning and marketing of the company (advertising, public relations, etc).

5. Assist in managing relationships with vendors as issues arise. This includes discussing sales and marketing strategies, contract negotiations, as well as sales and customer service issues or problems.



EXHIBIT B: COMPENSATION

Salary: $110,000 per year ($9,166.66 per month).

Cash Bonus: eligible for annual bonus up to 60% of annual salary, awarded upon meeting performance criteria established by the board of directors.

Stock Bonus: warrant for 100,000 shares of stock awarded for involvement in the next acquisition relating to Corporate Technologies USA, Inc. completed by the company. This warrant shall have a term of five years and a price equal to the average of the average bid and ask

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prices for the ten (10) business days prior to a public announcement of the transaction discounted by 15%; provided the aggregate discount on 100,000 share warrant will be no less than $100,000. Warrants granted for any acquisitions thereafter will be on a case-by-case basis at the discretion of the Board.

Car Allowance: car and associated expense provided by Employer.

Review: annual review of compensation and performance.

Vacation and Benefits: standard company policies as provided to the key management group.

Stock Options: 150,000 shares, vesting over 3 years (50,000 shares vest on 1/1/01, an additional 50,000 shares vest on 1/1/02, and an additional 50,000 shares vest on 1/1/03) at an exercise price of $2.00 per share.


Agreed to:

/s/ James Mandel                          /s/ David Ekman
---------------------------------         ----------------------------------
Employer                                  Employee